EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to June 30                                               1994
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Earnings:
  Net income................................................         $190,131
  Add income taxes..........................................          106,273
                                                                     ________
    Income before income taxes..............................          296,404
  Distributed income from unconsolidated investee,
    less equity in earnings thereof.........................              748
                                                                     ________
    Subtotal................................................          297,152
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............           84,535
    Other interest expense..................................            5,534
    Portion of rentals deemed to be representative
      of the interest factor................................            8,449
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Total Fixed Charges.........................................           98,518
                                                                     ________
Total Earnings..............................................         $395,670
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Ratio of Earnings to Fixed Charges..........................             4.02
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